UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

CARDINAL ETHANOL, LLC
 (Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765)-964-3137

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On or about February 15, 2011, Cardinal Ethanol, LLC (“Cardinal”) entered into an Eighth Amendment of Construction Loan Agreement which amended Cardinal’s Construction Loan Agreement dated December 19, 2006 with First National Bank of Omaha. Under the terms of the Eighth Amendment, First National Bank of Omaha has agreed to extend the Loan Termination Date applicable to the Revolving Note portion of the Construction Loan Agreement from February 15, 2011 to February 14, 2012. To reflect the change in the Loan Termination Date, Cardinal executed that certain Fifth Amended and Restated Revolving Promissory Note also dated February 15, 2011. In addition, under the terms of the Eighth Amendment, there have been modifications to the applicable interest rates and Borrowing Base; and hedge account statements must be provided to First National Bank of Omaha within 30 days following the end of each month.

The changes to the applicable interest rates include: 1) LIBOR being redefined; 2) the one-month LIBOR is made applicable to the Long Term Revolving Note; 3) the three-month LIBOR is made applicable to the Fixed Rate Note, Variable Rate Note, Corn Oil Extraction Term Note and Revolving Note; 4) the interest rate calculation is defined for each of the Notes; and 5) a minimum interest rate of four and one-half percent (4 1/2%) was set for the Revolving Note.

The Borrowing Base definition has been changed to include 90% of positive equity in certain hedge accounts; conversely, if there is negative equity in the hedge accounts, 100% of such hedge accounts must be deducted from the Borrowing Base. A definition of Eligible Margin Account Equity has been added to reflect the change to the definition of Borrowing Base.

This current report on Form 8-K contains forward-looking statements. We undertake no responsibility to update any forward looking statement. When used, the words “believe”, “hope”, “expect”, “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings, copies of which are available through our website or upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARDINAL ETHANOL, LLC

February 15, 2011	/s/ William Dartt

Date	William Dartt, Chief Financial Officer and Treasurer (Principal Financial Officer)